Exhibit 99.1

SAFLINK CORPORATION REPORTS SECOND QUARTER 2005 FINANCIAL RESULTS

BELLEVUE, WA – (August 11, 2005) – SAFLINK® Corporation (NASDAQ: SFLK), a leading provider of biometric and smart card security solutions, today reported its financial results for its second quarter ended June 30, 2005.

Revenue for the second quarter of 2005 was $1.8 million, compared to $2.2 million for the first quarter of 2005 and $918,000 for the second quarter of 2004. SAFLINK reported a net loss attributable to common stockholders of $6.6 million, or $0.08 per share, in the second quarter of 2005. This is compared to a net loss attributable to common stockholders of $6.8 million, or $0.09 per share, in the first quarter of 2005, and a net loss attributable to common stockholders of $2.4 million, or $0.07 per share, in the second quarter of 2004.

Non-GAAP operating loss for the second quarter of 2005 was $5.5 million, which excludes certain non-cash charges such as the amortization or impairment of intangible assets and stock-based compensation expense. This is compared to a non-GAAP operating loss of $3.1 million for the second quarter of 2004. SAFLINK believes that supplementary non-GAAP measures for operating results enhance an investor’s overall understanding of the financial performance of SAFLINK by reconciling more closely the actual cash expenses of SAFLINK in its operations, as well as excluding expenses that, in management’s view, are unrelated to the core operations of SAFLINK. A reconciliation of non-GAAP operating loss and non-GAAP net loss to reported GAAP operating loss and net loss is provided below.

Glenn Argenbright, President and CEO of SAFLINK commented, “We believe the second quarter highlighted the validation of SAFLINK’s past TWIC successes. During the quarter, we initiated our first deliveries to the state of Florida and advanced our joint work with Microsoft on multiple fronts. This included joint development and customer contact in wireless security and on the Registered Traveler initiative as well as working together to attract Microsoft resellers as part of our channel launch targeted to the small and medium-sized business market.”

Argenbright continued, “We continue to believe that we have built the appropriate suite of products and solutions to serve the needs of public sector and commercial customers in the coming months, as the demand for trusted authentication solutions grows. We continually receive validation for this view from potential customers, partners, and industry experts.”

SAFLINK will hold a conference call to discuss financial results today at 5:00 PM EDT. SAFLINK may provide forward-looking information on this call. To listen to the conference, please call 1-800-257-1927, domestically, or 303-262-2050, internationally. A recording of the call will be available on the Investors page of the SAFLINK web site for thirty days after the call.

About SAFLINK

SAFLINK Corporation offers biometric security and smart card solutions that protect intellectual property, secure information assets and eliminate passwords. SAFLINK Identity Assurance Management™ solutions allow administrators to verify identity and control access to computer networks, physical facilities and applications. SAFLINK also offers protection and privacy for e-mail, web applications and electronic documents. For more information, please visit http://www.saflink.com or call 800-762-9595.

NOTE: “SAFLINK” is a registered trademark of SAFLINK Corporation. “Identity Assurance Management” is a trademark of SAFLINK Corporation.

This release contains information about management’s view of our future expectations, plans and prospects that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with our financial condition, our ability to sell our products, our ability to compete with competitors and the growth of the security market. We encourage you to review other factors that may affect our future results in our Annual Report on Form 10-K, as well as other documents we file periodically with the Securities and Exchange Commission.

SAFLINK PRESS CONTACT:

Sterling Communications

Rachel Berry

(253) 853-5030

rberry@sterlingpr.com

INVESTOR RELATIONS CONTACT

MKR Group, LLC

Todd Kehrli

(818) 556-3700

ir@mkr-group.com

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SAFLINK CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Revenue:
Product	$1,099	$484	$2,277	$948
Service	707	434	1,713	772

Total revenue	1,806	918	3,990	1,720
Cost of revenue:
Product	470	260	876	602
Service	403	280	1,021	453
Amortization of intangibles	671	47	1,342	94

Total cost of revenue	1,544	587	3,239	1,149

Gross profit	262	331	751	571
Operating expenses:
Product development	2,312	858	4,612	1,722
Sales and marketing	2,384	1,528	4,682	2,971
General and administrative	1,711	1,115	3,534	2,049
Amortization of intangibles	39	13	78	27
Stock-based compensation	402	12	867	19
Impairment loss on intangible assets	—	—	900	—

Total operating expenses	6,848	3,526	14,673	6,788

Operating loss	(6,586)	(3,195)	(13,922)	(6,217)
Interest expense	(28)	—	(66)	(1)
Other income, net	74	19	161	34
Change in fair value of outstanding warrants	27	803	172	1,837

Loss before income taxes	(6,513)	(2,373)	(13,655)	(4,347)
Income tax provision	13	13	(298)	26

Net loss	(6,526)	(2,386)	(13,357)	(4,373)
Modification of outstanding warrants	(59)	—	(59)	—

Net loss attributable to common stockholders	$(6,585)	$(2,386)	$(13,416)	$(4,373)

Basic and diluted loss per common share	$(0.08)	$(0.07)	$(0.17)	$(0.14)
Weighted average number of common shares outstanding	81,286	31,935	80,116	30,652

SAFLINK CORPORATION

Supplemental Non-GAAP Information

(Unaudited)

(In thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2005	2004	2005	2004
Operating loss	$(6,586)	$(3,195)	$(13,922)	$(6,217)
Adjustments to reconcile operating loss in the financial statements to non-GAAP operating loss:
Amortization of intangibles – cost of sales	671	47	1,342	94
Amortization of intangibles – general and administrative	39	13	78	27
Stock-based compensation	402	12	867	19
Impairment loss on intangible assets	—	—	900	—

Non-GAAP operating loss	$(5,474)	$(3,123)	$(10,735)	$(6,077)

Net loss attributable to common shareholders	$(6,585)	$(2,386)	$(13,416)	$(4,373)
Adjustments to reconcile net loss attributable to common shareholders in the financial statements to non-GAAP net loss attributable to common stockholders:
Amortization of intangibles – cost of sales	671	47	1,342	94
Amortization of intangibles – general and administrative	39	13	78	27
Stock-based compensation	402	12	867	19
Impairment loss on intangible assets	—	—	900	—
Change in warrant valuation	(27)	(803)	(172)	(1,837)
Modification of outstanding warrants	59	—	59	—
Tax benefit related to impairment loss on intangible assets	—	—	(324)	—
Deferred income tax associated with acquisition	13	13	26	26

Non-GAAP net income attributable to common shareholders	$(5,428)	$(3,104)	$(10,640)	$(6,044)

Non-GAAP basic and diluted net loss per share	$(0.07)	$(0.10)	$(0.13)	$(0.20)
Weighted average number of common shares outstanding	81,286	31,935	80,116	30,652

Statement Regarding Non-GAAP Disclosures:

To supplement the financial information that is presented in accordance U.S. generally accepted accounting principles (GAAP), we present certain financial measures that exclude certain non-cash charges, including charges related to acquisitions such as amortization and impairment of intangible assets and stock-based compensation expense which would otherwise be required by GAAP. We believe that these non-GAAP measures facilitate evaluation by management and investors of our ongoing operating business and enhance overall understanding of our financial performance by reconciling more closely our actual cash expenses in operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors to compare our results from period to period.

Non-GAAP financial measures should not be considered in isolation from, as a substitute for, or superior to, financial information presented in compliance with GAAP, and non-GAAP financial measures we report may not be comparable to similarly titled items reported by other companies.

SAFLINK CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)

	June 30, 2005	December 31, 2004
ASSETS
Current assets:
Cash and cash equivalents	$26,307	$22,217
Accounts receivable, net	1,522	1,737
Inventory	615	672
Prepaid expenses	470	756
Other current assets	183	278

Total current assets	29,097	25,660
Furniture and equipment, net	1,016	1,153
Intangible assets, net	21,867	24,186
Goodwill	95,223	95,223

Total assets	$147,203	$146,222

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,221	$1,665
Accrued expenses	2,298	2,207
Notes payable	1,250	1,250
Other current obligation	765	937
Deferred revenue	210	340

Total current liabilities	5,744	6,399
Deferred tax liability	330	628

Total liabilities	6,074	7,027
Stockholders’ equity:
Common stock	889	797
Additional paid-in capital	268,768	254,328
Deferred stock-based compensation	(1,023)	(1,841)
Accumulated deficit	(127,505)	(114,089)

Total stockholders’ equity	141,129	139,195

Total liabilities and stockholders’ equity	$147,203	$146,222